Exhibit 99(ii)

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of SUPERVALU INC. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the period ended September 7, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the period and as of the dates covered thereby.

Dated: October 22, 2002	/s/ JEFFREY NODDLE
Jeffrey Noddle Chief Executive Officer

Dated: October 22, 2002	/s/ PAMELA K. KNOUS
Pamela K. Knous Chief Financial Officer